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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


           We consent to the incorporation by reference in the registration statements of American Precision Industries Inc. on Form S-8 (Nos. 33-31315, 33-61734, 33-71839, and 333-56091) of our reports dated
           February 14, 2000, on our audits of the consolidated financial statements and financial statement schedule of American Precision Industries Inc. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included on pages 19 and 55 of this Form 10-K.




           /s/ PricewaterhouseCoopers LLP

           PRICEWATERHOUSECOOPERS LLP


           Buffalo, New York
           March 27, 2000



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